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                                                                    EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 8, 2002, except as to the information presented under Equity Restructuring in Note 1 and Acquisition of WOTV-TV, WVBT-TV and WCTX-TV FCC Licenses and Sale of WNAC-TV in Note 18, which is as of May 1, 2002, relating to the financial statements of LIN TV Corp., which appears in Amendment No. 4 to LIN TV Corp.'s Registration Statement on Form S-1 filed on May 2, 2002.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 3, 2002